CERTIFICATIONS

I, Roger Dean, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of CURO Group Holdings Corp.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 12, 2020

By: __/s/ Roger Dean_________________________________
Roger Dean
Treasurer, Executive Vice President and Chief Financial Officer